Exhibit 10.21
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                       Major Account Facilitator Contract
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Whereas,  Paradigm Medical  Industries,  Inc. wishes to engage Brit McConkie and
Peter Kristensen as major account facilitators for Paradigm resulting in an order for 150 Photon Laser Systems for Paradigm.

And Whereas, McConkie and Kristensen wish to generate such an order for Paradigm through an International customer or agent.

Now Therefore, McConkie and Kristensen will serve as the order facilitators and intermediaries between Paradigm and an International agent or customer which will result in an order for 150 Photon Laser Systems at $100,000 each of $15,000,000 total.

Upon signing of this contract, 680,000 shares of S-8 Paradigm Stock will be placed in escrow within 30 days from which 100,000 shares will be advanced to McConkie and Kristensen to cover all expenses associated with pursuit of the transaction. Upon presentation of a verified order to Paradigm, Paradigm will advance an additional 100,000 shares of S-8 Stock to McConkie and Kristensen or their designees.

Upon completion, delivery and receipt of payment in full from the International customer, Paradigm shall cause to be released from the escrow to McConkie and Kristensen or their designees, the balance of 480,000 shares of S-8 stock as payment in full, for serving as transaction facilitators.



      /s/ Thomas F. Motter                                 July 9, 2002
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      Thomas F. Motter                                     Date

      Paradigm Medical Industries, Inc.                    Its: CEO


      /s/ Brit McConkie                                    July 11, 2002
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      Brit McConkie                                        Date


      /s/ Peter Kristensen                                 July 11, 2002
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      Peter Kristensen                                     Date